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                                                                       Exhibit 6


                             JOINT FILING AGREEMENT

     The undersigned, Neil A. McMurry and Jona, Inc., hereby agree that this
Schedule 13D relating to the securities of Webb Interactive Services, Inc. shall be filed on behalf of each of them.


January 28, 2002.                      /s/ Neil A. McMurry
                                       -----------------------------------------
                                       Neil A. McMurry


                                       JONA, INC.


                                       By: /s/ Neil A. McMurry
                                           -------------------------------------
                                       Its: President